UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12
DOW JONES & COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Dow Jones & Company on July 17, 2007.

Investor Contact:
Mark Donohue	Dow Jones & Company
Director, Investor Relations	200 Liberty Street
(609) 520-5660	New York, NY 10281

Media Contacts:
Linda Dunbar	George Sard/Anna Cordasco
Vice President, Corporate Communications	Sard Verbinnen & Co
(212) 416-2117	(212) 687-8080

NEW YORK (July 17, 2007) — Dow Jones & Company (NYSE: DJ) announced that the Board of Directors of Dow Jones has determined that it would be prepared to approve, and recommend to the Dow Jones stockholders, including the Bancroft Family stockholders, a merger agreement reflecting News Corporation’s proposal to acquire all of the outstanding shares of Dow Jones’ common stock and Class B common stock for $60 per share in cash.

News Corporation has indicated that its board of directors would be prepared to authorize News Corporation to enter into a merger agreement with Dow Jones on the terms outlined if members of the Bancroft Family and the trustees of trusts for their benefit holding Dow Jones shares with a level of voting power satisfactory to News Corporation indicate promptly their willingness to support a transaction with News Corporation by entering into voting agreements.  News Corporation has not indicated a specific level of Bancroft Family support that would need to be obtained.  If a satisfactory level is obtained promptly, the Board of Directors of Dow Jones will, and News Corporation has stated that its board of directors will, meet to review the definitive merger documents.

As part of its process, the Dow Jones Board of Directors reviewed the basic terms of drafts of a merger agreement and an editorial agreement negotiated by Dow Jones and News Corporation, with the participation of representatives of the Bancroft Family.  The draft merger agreement contemplates that the Dow Jones stockholders would be given the opportunity to elect, with respect to a limited number of Dow Jones shares and up to a limited number of stockholders, to receive equity securities in a News Corporation subsidiary that will hold Dow Jones.  These equity securities would be exchangeable for shares of Class A common stock of News Corporation with a value as of closing of $60.

The Dow Jones Board of Directors also reviewed the terms of a draft voting agreement negotiated between representatives of the Bancroft Family and News Corporation under which members of the Bancroft Family and the trustees of trusts for their benefit would commit to vote their shares of Dow Jones stock in favor of a merger with News Corporation.

Michael B. Elefante, a representative of the Bancroft Family and a director of Dow Jones, has informed the Dow Jones Board of Directors that members of the Bancroft Family and trustees of trusts for their benefit are evaluating the proposed transaction with News Corporation.  There can, of course, be no assurance that a level of Bancroft Family support satisfactory to News Corporation will be obtained.

Dow Jones & Company (NYSE: DJ; dowjones.com) is a leading provider of global business news and information services. Its Consumer Media Group publishes The Wall Street Journal, Barron's, MarketWatch and the Far Eastern Economic Review. Its Enterprise Media Group includes Dow Jones Newswires, Factiva, Dow Jones Licensing Services, Dow Jones Indexes and Dow Jones Financial Information Services. Its Local Media Group operates community-based information franchises. Dow Jones owns 50% of SmartMoney and 33% of Stoxx Ltd. and provides news content to CNBC and radio stations in the U.S.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

No  agreement has been entered into between Dow Jones and News Corporation and this press release is not intended to constitute a solicitation of proxies from the holders of common stock and Class B common stock of Dow Jones.

In the event that Dow Jones and News Corporation enter into a merger agreement, News Corporation and one of its subsidiaries will file a registration statement with the Securities and Exchange Commission (SEC), which will include a proxy statement of Dow Jones.  Dow Jones stockholders are advised to read the registration statement/proxy statement when it becomes available because it will contain important information.   Investors may obtain a free copy of the registrations statement/proxy statement (when it becomes available) and other relevant documents filed by News Corporation, its subsidiary and Dow Jones with the SEC at the SEC’s Web site at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Investor Relations section of Dow Jones’ web site (www.dowjones.com) or by directing a request to Dow Jones at: Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281, Attention: Investor Relations.

Dow Jones and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with any merger agreement entered into between Dow Jones and News Corporation.  Information concerning the interests of Dow Jones’ participants in the solicitation, which may be different than those of the Dow Jones stockholders generally, is set forth in Dow Jones’ proxy statement relating to its 2007 annual meeting of stockholders filed with the SEC on March 16, 2007 and Dow Jones’ Current Report on Form 8-K filed with the SEC on June 7, 2007, and, if a merger agreement is entered into, will be described in the proxy statement relating to the merger.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk that members of the Bancroft family and trustees of trusts for their benefit holding Dow Jones shares representing a level of voting power satisfactory to News Corporation do not promptly enter into voting agreements in support of the transaction; that Dow Jones’ business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with News Corporation, or any other strategic alternative, may not be consummated or may be delayed; and such other risk factors as may be included from time to time in Dow Jones’ reports filed with the SEC and posted in the Investor Relations section of Dow Jones’ web site (www.dowjones.com).  Dow Jones undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.